NEWS RELEASE

FOR IMMEDIATE RELEASE

ISATORI, INC. COMPLETES UPSTREAM ACQUISITION MERGER

Corporate Transaction Completes Consummation of Previously Announced Merger

for Leading Weight Loss and Sports Nutritional Supplements Company

iSatori Technologies, Inc. Consolidates its Name to “iSatori, Inc.” Simultaneously

Effective with the Merger

GOLDEN, CO (Market Wire) -– iSatori, Inc. (OTCBB: IFIT) f/k/a iSatori Technologies, Inc. of Golden (metropolitan Denver) Colorado, today announced the completion of its upstream merger with and into Integrated Security Systems, Inc. (“IZZI”). This upstream merger of the Company into Integrated Security Systems, Inc. completes the contemplated merger as previously announced several weeks ago by the Company.

Simultaneous with the completion of the merger, the Company also announced the consolidation of its name from “iSatori Technologies, Inc.” to “iSatori, Inc.” Formerly, Integrated Security Systems, Inc. will now be known as iSatori, Inc. The trading symbol of the Company (OTCBB: IFIT) remains the same.

iSatori is a consumer products firm which develops and sells premium, clinically tested nutritional products in the sports nutrition, weight loss, and energy markets through online marketing, Fortune 500 retailers, and thousands of retail stores around the world. More information about the Company is available at www•iSatoritech•com.

This news release contains statements made about future events and expectations, or “forward-looking statements.” Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or similar statements which generally are not historical in nature. Actual results may differ materially from those expressed or implied by the forward-looking statements contained in this release. Forward-looking statements are subject to numerous risks, uncertainties and assumptions about us and our business. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Contact:

iSatori, Inc.

Stephen Adele

1-303-215-9174

PR@isatoritech.com

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